UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2024

Bionano Genomics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38613	26-1756290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 888-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BNGO	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	BNGOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Registered Direct Offering

On April 4, 2024, Bionano Genomics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a registered direct offering priced at-the-market consistent with the rules of the Nasdaq Stock Market (the “Registered Direct Offering”): (i) an aggregate of 6,536,682 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), (ii) pre-funded warrants to purchase up to an aggregate of 2,196,944 shares of Common Stock (the “Pre-Funded Warrants”), and (iii) warrants to purchase up to 8,733,626 shares of Common Stock (the “Warrants”). The combined purchase price of each share of Common Stock and accompanying Warrant is $1.145 per share. The combined purchase price of each Pre-Funded Warrant and accompanying Warrant is $1.144 (equal to the combined purchase price per share of Common Stock and accompanying Warrant, minus $0.001). The gross proceeds to the Company from the Registered Direct Offering are expected to be approximately $10.0 million, before deducting placement agent fees and other offering expenses payable by the Company.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Company entered into an engagement letter with H.C. Wainwright & Co., LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the exclusive placement agent for the Company, on a reasonable best efforts basis, in connection with the Registered Direct Offering. The Company has agreed to pay the Placement Agent an aggregate cash fee equal to 6.0% of the gross proceeds received in the Registered Direct Offering and for certain expenses incurred by the Placement Agent in connection with the Registered Direct Offering.

The Registered Direct Offering is expected to close on or about April 8, 2024, subject to the satisfaction of customary closing conditions. The Company currently plans to use the net proceeds from the Registered Direct Offering for general corporate purposes, including working capital, research and development expenses, repayment or redemption of existing indebtedness and capital expenditures.

The securities are being offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-270459) previously filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2023, and which was declared effective by the SEC on May 8, 2023 (the “Registration Statement”) and a related base prospectus and prospectus supplement thereunder.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated by reference herein.

Terms of the Warrants and Pre-Funded Warrants

Each Warrant is exercisable for one share of Common Stock at an exercise price of $1.02 per share. The Warrants are immediately exercisable as of the date of issuance of April 8, 2024, and will expire on the five-year anniversary of the date of issuance. The Pre-Funded Warrants are offered in lieu of shares of Common Stock and provide that the holder may not exercise any portion of a Pre-Funded Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of the Registered Direct Offering. Each Pre-Funded Warrant is exercisable for one share of Common Stock at an exercise price of $0.001 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

A holder (together with its affiliates) of the Warrant or Pre-Funded Warrant may not exercise any portion of the Warrant or Pre-Funded Warrant, as applicable, to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Warrant or Pre-Funded Warrant, as applicable. In lieu of making the cash payment otherwise contemplated to be made to the Company upon exercise of a Warrant, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Warrants, provided that such cashless exercise shall only be permitted if the Registration Statement is not effective at the time of such exercise or if the prospectus to which the Registration Statement is a part is not available for the issuance of shares of Common Stock to the Warrant holder.

In lieu of making the cash payment otherwise contemplated to be made to the Company upon exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

The foregoing description of the terms and conditions of the Warrants and the Pre-Funded Warrants do not purport to be complete and are each qualified in their entirety by the full text of the form of Warrant and the form of Pre-Funded Warrant, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On April 4, 2024, the Company issued a press release announcing the pricing of the Registered Direct Offering described above, a copy of which is furnished as Exhibit 99.1 hereto.

The information set forth in this Item 7.01 and contained in the press release furnished as Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company's filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Forward-Looking Statements

This Current Report contains forward-looking statements, including, without limitation, statements relating to the Company’s expectations regarding the completion of the Registered Direct Offering and use of proceeds therefrom. These forward-looking statements are based upon the Company’s current expectations. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation, risks and uncertainties related to the satisfaction of customary closing conditions related to the offering, the uncertain research and product development process, and other risks detailed in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and in the prospectus supplement relating to the offering, filed with the SEC on April 5, 2024. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report. The Company undertakes no duty to update such information except as required under applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
4.1	Form of Warrant
4.2	Form of Pre-Funded Warrant
10.1	Form of Securities Purchase Agreement dated April 4, 2024 between Bionano Genomics, Inc. and the purchasers party thereto
99.1	Press Release issued April 4, 2024.
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2024	Bionano Genomics, Inc.

	By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)